UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

June 27, 2023

McCormick & Co Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 Schilling Road	Suite 1
Hunt Valley	Maryland	21031
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410	771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MKC-V	New York Stock Exchange
Common Stock Non-Voting	MKC	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2023, the Board of Directors (the “Board”) of McCormick & Company, Incorporated (“McCormick”) appointed Brendan M. Foley as President and Chief Executive Officer of McCormick effective September 1, 2023. Mr. Foley has served as President and Chief Operating Officer since June 1, 2022. Mr. Foley will replace Lawrence E. Kurzius who will step down from his role as Chief Executive Officer effective September 1, 2023. Mr. Kurzius will continue thereafter as Executive Chairman of the Board. In addition, on June 27, 2023, the Board voted to increase its size from eleven to twelve members and elected Mr. Foley as a director with immediate effect. As an employee of the Company, Mr. Foley will not serve on any Board committees.

Mr. Foley, age 57, joined McCormick in 2014 and has held roles of increasing responsibility since that time, including: President and Chief Operating Officer (June 1, 2022 to present), President - Global Consumer, Americas and Asia (February 1, 2020 to June 1, 2022), President - Global Consumer and Americas (June 19, 2017 to February 1, 2020), President - Global Consumer and North America (June 1, 2016 to June 19, 2017), President - North America (June 1, 2015 to June 1, 2016), and President - U.S. Consumer Products Division (June 2, 2014 to June 1, 2015). Mr. Foley has been a member of the McCormick Management Committee since 2015.

Effective September 1, 2023, Mr. Foley will receive an annual base salary of $1,100,000 in connection with his new position. Mr. Foley will continue to participate in McCormick’s annual cash management incentive bonus program with a target award level equal to 150% of his annual base salary and a maximum award level equal to 300% of his annual base salary. Mr. Foley has not been granted any additional equity or other compensation awards in connection with the new position at this time, however, Mr. Foley also will continue to participate in McCormick’s long-term equity incentive compensation program at a level commensurate with his new position and on the same timing as other executive officers and as determined by McCormick’s Compensation and Human Capital Committee. Mr. Foley will continue to participate in the other components of McCormick’s executive compensation program, including various retirement and savings plans, health and welfare programs, and other benefits, which are described in McCormick’s 2023 Proxy Statement.

As Executive Chairman of the Board, Mr. Kurzius’ compensation will remain unchanged from his current arrangements through November 30, 2023, the end of McCormick’s fiscal year, to reflect his assistance with Mr. Foley’s transition. Effective December 1, 2023, Mr. Kurzius will receive an annual base salary of $1,250,000, but will not participate in McCormick’s annual cash management incentive bonus program. Additionally, Mr. Kurzius will participate in McCormick’s long-term equity incentive compensation program at a level commensurate with his new position, as determined by McCormick’s Compensation and Human Capital Committee.

There was no arrangement or understanding between Mr. Foley and any other persons pursuant to which Mr. Foley was elected as a director or officer, and there are no related party transactions involving Mr. Foley that are reportable under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

McCormick issued a press release on June 28, 2023, announcing the election and appointment of Mr. Foley and the changes to Mr. Kurzius’ role. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Copy of Press Release
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

June 28, 2023	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary